                                                                   EXHIBIT 10.17

                             SOUTHWEST AIRLINES CO.

                             1998 SAEA NON-QUALIFIED
                                STOCK OPTION PLAN


         SOUTHWEST AIRLINES CO., a Texas corporation (the "Company"), hereby formulates and adopts the following 1998 SAEA Non-Qualified Stock Option Plan.

         1. PURPOSE. This Plan is adopted pursuant to the Collective Bargaining Agreement (the "Agreement") between the Company and the Southwest Airlines Employee Association ("SAEA") ratified on September 10, 1998.

         2. ADMINISTRATION. This Plan shall be administered by an Administrative Committee (the "Committee") consisting of not more than five (5) persons designated from time to time by the Chief Executive Officer of the Company, including as one of its members the President of SAEA or his or her designee. Members of the Committee may be removed or replaced at any time by the Chief Executive Officer of the Company. The Administrative Committee shall select one of its members as Chairman and shall adopt such rules and regulations as it shall deem appropriate concerning the holding of its meetings, the transaction of its business and the administration of this Plan. A majority of the whole Committee shall constitute a quorum, and the act of a majority of the members of the Committee present at a meeting at which a quorum is present shall be the act of the Committee; any decision or determination reduced to writing and signed by a majority of the members of the Administrative Committee shall be fully as effective as if made by a majority vote at a meeting duly called and held.

         3. GRANT OF OPTIONS; PERSONS ELIGIBLE. The Stock Option Committee of the Board of Directors of the Company, or such other committee as may be appointed by the Board, shall have the authority and responsibility, within the limitations of this Plan, to grant options from time to time to persons employed as dispatchers (including dispatchers in management positions retaining seniority numbers) by the Company pursuant to the Agreement and as set forth in the schedule attached as Exhibit A and made a part hereof. Initial Grants (as defined in Exhibit A) shall be granted at an exercise price of $19.62 per share; thereafter, Options shall be granted at an exercise price equal to the fair market value of the Common Stock of the Company on the date of the grant of the option plus five percent (5%). Only persons who are employed as dispatchers of SWA on the date of the grant may be granted options under this Plan; under no circumstances shall executive officers of the Company be eligible to receive options hereunder.



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1998 SAEA NON-QUALIFIED STOCK OPTION PLAN                                 Page 1

         4. DEFINITIONS. An employee receiving any option under this Plan is hereinafter referred to as an "Optionee." Any reference herein to the employment of an Optionee with the Company shall include only employment with the Company. The fair market value of the Common Stock on any day shall be the mean between the highest and lowest quoted selling prices of the Common Stock on such day as reported by the primary national stock exchange on which such stock is listed. If no sale shall have been made on that day, or if the Common Stock is not listed on a national exchange at that time, fair market value will be determined by the Committee.

         5. STOCK SUBJECT TO OPTIONS. Subject to the provisions of paragraph 12, the number of shares of the Company's Common Stock subject at any one time to options, plus the number of such shares then outstanding pursuant to exercises of options, granted under this Plan, shall not exceed 1,050,000 shares (as adjusted for the 3-for-2 stock split effective August 20, 1998). If, and to the extent the options granted under this Plan terminate or expire without having been exercised, new options may be granted with respect to the shares covered by such terminated or expired options; provided that the granting and terms of such new options shall in all respects comply with the provisions of this Plan.

         Shares sold or distributed upon the exercise of any option granted under this Plan may be shares of the Company's authorized and unissued Common Stock, shares of the Company's issued Common Stock held in the Company's treasury, or both.

         There shall be reserved at all times for sale or distribution under this Plan a number of shares of Common Stock (either authorized and unissued shares or shares held in the Company's treasury, or both) equal to the maximum number of shares which may be purchased or distributed upon the exercise of options granted under this Plan.

         Exercise of an Option in any manner shall result in a decrease in the number of shares of Common Stock which may thereafter be available, both for purposes of this Plan and for sale to any one individual, by the number of shares as to which the Option is exercised.

         6. EXPIRATION AND TERMINATION OF THE PLAN. This Plan will expire on June 30, 2012.

         No modification, extension, renewal or other change in any option granted under this Plan shall be made after the grant of such option unless the same is consistent with the provisions of this Plan.

         7. EXERCISABILITY AND DURATION OF OPTIONS.

         (a) Exercisability. Options granted under this Plan shall become exercisable pursuant to the vesting schedule and requirements set forth in Exhibit A attached hereto.



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1998 SAEA NON-QUALIFIED STOCK OPTION PLAN                                 Page 2

         (b) Duration. The unexercised portion of any option granted under this Plan shall automatically and without notice terminate and become null and void at the time of the earliest to occur of the following:

                  (1) June 30, 2012;

                  (2) The expiration of three months from the date of termination of the Optionee's employment with the Company (unless such termination was as a result of the circumstances set forth in subparagraphs (3) or (4) below); provided that if the Optionee shall die during such 3-month period the provisions of subparagraph (3) below shall apply;

                  (3) The expiration of 12 months following the issuance of letters testamentary or letters of administration to the executor or administrator of a deceased Optionee, if the Optionee's death occurs either during his employment with the Company, during the three-month period following the date of termination of such employment, or during the 24-month period following retirement at age 65; or

                  (4) The expiration of 24 months following the retirement of the Optionee at age 65; provided that if the Optionee shall die during such 24-month period, the provisions of subparagraph (3) above shall apply.

                  In the case of subparagraphs (2), (3) and (4) above, the Optionee shall have the right to exercise any Option prior to such expiration to the extent it was exercisable at the date of such termination of employment and shall not have been exercised.

         8. EXERCISE OF OPTIONS.

         (a) Procedure. The option granted herein shall be exercised by the Optionee (or by the person who acquires such options by will or the laws of descent and distribution or otherwise by reason of the death of the Optionee) as to all or part of the shares covered by the option (but in no event less than 100 shares, unless such exercise is for all remaining shares) by giving written notice of the exercise thereof (the "Notice") to the Company. From time to time the Committee may establish procedures relating to effecting such exercises. No fractional shares shall be issued as a result of exercising an Option.

         (b) Payment. In the Notice, the Optionee shall elect whether he or she is to pay for his or her shares in cash or in Common Stock of the Company, or both. If payment is to be made in cash, the Optionee shall deliver to the Company a cashier's check or electronic funds transfer in the amount of the exercise price on or before the exercise date. If payment is to be made in Common Stock, (a) it shall be valued at its fair market value on the date of such notice, as determined pursuant to Paragraph 4 hereof; (b) such Common Stock must have been owned by the Optionee for at least six months prior to the exercise date; and (c) the Notice shall be accompanied by a certificate for at least the number of shares of Common Stock to be used as payment.



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1998 SAEA NON-QUALIFIED STOCK OPTION PLAN                                 Page 3

         (c) Irrevocable Election. The giving of such written notice to the Company shall constitute an irrevocable election to purchase the number of shares specified in the notice on the date specified in the notice.

         (d) Withholding Taxes. To the extent that the exercise of any Option granted pursuant to this Plan or the disposition of shares of Common Stock acquired by exercise of an Option results in compensation income to the Optionee for federal or state income tax purposes, the Optionee shall deliver to the Company at the time of such exercise or disposition such amount of money as the Company may require to meet its obligation under applicable tax laws or regulations, and, if the Optionee fails to do so, the Company is authorized to
(a) withhold delivery of certificates upon exercise and (b) withhold from remuneration then or thereafter payable to Optionee any tax required to be withheld by reason of such resulting compensation income.

         (e) Delivery of Shares. The Company shall cause shares to be delivered to the Optionee (or the person exercising the Optionee's options in the event of death) as soon as practicable after the exercise date.

         9. NONTRANSFERABILITY OF OPTIONS. No option granted under this Plan or any right evidenced thereby shall be transferable by the Optionee other than by will or the laws of descent and distribution. During the lifetime of an Optionee, only the Optionee (or his or her guardian or legal representative) may exercise his or her options.

         In the event of the Optionee's death during his or her employment with the Company, during the three-month period following the date of termination of such employment, or during the 24-month period following retirement at age 65, the Optionee's options shall thereafter be exercisable, as provided in paragraph 7(b), by his or her executor or administrator, or by the person who acquires such options by will or the laws of descent and distribution or otherwise by reason of the death of the Optionee.

         10. RIGHTS OF OPTIONEE. Neither the Optionee nor his or her executors, administrators, or legal representatives shall have any of the rights of a shareholder of the Company with respect to the shares subject to an option granted under this Plan until certificates for such shares shall have been issued upon the exercise of such option.

         11. RIGHT TO TERMINATE EMPLOYMENT. Nothing in this Plan or in any option granted under this Plan shall confer upon any Optionee the right to continue in the employment of the Company or affect the right of the Company or any of its subsidiaries to terminate the Optionee's employment at any time; subject, however, to the provisions of the Agreement.

         12. ADJUSTMENT UPON CHANGES IN CAPITALIZATION, ETC.

         (a) The existence of the Plan and the options granted hereunder shall not affect in any way the right or power of the Board of Directors or the shareholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company's capital structure or its business, any merger or consolidation of the



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1998 SAEA NON-QUALIFIED STOCK OPTION PLAN                                 Page 4

Company, any issue of debt or equity securities ahead of or affecting Common Stock or the rights thereof, the dissolution or liquidation of the Company or any sale, lease, exchange or other disposition of all or any part of its assets or business or any other corporate act or proceeding.

         (b) The shares with respect to which options may be granted are shares of Common Stock as presently constituted, but if, and whenever, prior to the expiration of an option theretofore granted, the Company shall effect a subdivision or consolidation of shares of Common Stock or the payment of a stock dividend on Common Stock without receipt of consideration by the Company, the number of shares of Common Stock with respect to which such option may thereafter be exercised (i) in the event of an increase in the number of outstanding shares shall be proportionately increased, and the purchase price per share shall be proportionately reduced, and (ii) in the event of a reduction in the number of outstanding shares shall be proportionately reduced, and the purchase price per share shall be proportionately increased; likewise, the number of shares to be granted pursuant to the schedule set forth in Exhibit A shall be appropriately adjusted. In the event of any such change in the outstanding Common Stock, the aggregate number of shares available under the Plan shall be appropriately adjusted by the Board of Directors of the Company, whose determination shall be conclusive.

         (c) If the Company recapitalizes or otherwise changes its capital structure, thereafter upon any exercise of an option theretofore granted the Optionee shall be entitled to purchase under such option, in lieu of the number of shares of Common Stock as to which such option shall then be exercisable, the number and class of shares of stock and securities to which the Optionee would have been entitled pursuant to the terms of the recapitalization if, immediately prior to such recapitalization, the Optionee had been the holder of record of the number of shares of Common Stock as to which such option is then exercisable. If the Company shall not be the surviving entity in any merger or consolidation (or survives only as a subsidiary of an entity other than a previously wholly-owned subsidiary of the Company) or if the Company is to be dissolved or liquidated, then unless a surviving corporation assumes or substitutes new options for Options then outstanding hereunder (i) the time at which such Options may be exercised shall be accelerated and such Options shall become exercisable in full on or before a date fixed by the Company prior to the effective date of such merger or consolidation or such dissolution or liquidation, and (ii) upon such effective date Options shall expire.

         (d) Except as hereinbefore expressly provided, the issuance by the Company of shares of stock of any class or securities convertible into shares of stock of any class, property, labor or services, upon direct sale, upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, and in any case whether or not for fair value, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Common Stock subject to options theretofore granted or to be granted or the purchase price per share.

         13. PURCHASE FOR INVESTMENT AND LEGALITY. The Optionee, by acceptance of any option granted under this Plan, shall represent and warrant to the Company that the



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1998 SAEA NON-QUALIFIED STOCK OPTION PLAN                                 Page 5
purchase or receipt of shares of Common Stock upon the exercise thereof shall be for investment and not with a view to distribution, provided that such representation and warranty shall be inoperative if, in the opinion of counsel to the Company, a proposed sale or distribution of such shares is pursuant to an applicable effective registration statement under the Securities Act of 1933 or is, without such representation and warranty, exempt from registration under such Act. The Company shall file a Registration Statement on Form S-8 pursuant to the Securities Act of 1933, as amended, covering the shares to be offered pursuant to the Plan and will use its best efforts to maintain such registration at all times necessary to permit holders of options to exercise them.

         The obligation of the Company to issue shares upon the exercise of an option shall also be subject as conditions precedent to compliance with applicable provisions of the Securities Act of 1933, the Securities Exchange Act of 1934, state securities laws, rules and regulations under any of the foregoing and applicable requirements of any securities exchange upon which the Company's securities shall be listed.

         The Company may endorse an appropriate legend referring to the foregoing restrictions upon the certificate or certificates representing any shares issued or transferred to the Optionee upon the exercise of any option granted under this Plan.

         14. EFFECTIVE DATE OF PLAN. This Plan shall become effective on September 10, 1998 upon its adoption by the Board of Directors of the Company.



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1998 SAEA NON-QUALIFIED STOCK OPTION PLAN                                 Page 6

                                    EXHIBIT A

INITIAL GRANTS

         On the Effective Date of the Plan, options will be granted to persons employed as dispatchers by the Company according to the following schedule. Initial Grants are based on the Dispatcher's step level for pay purposes as of December 1, 1997 (the "Seniority Grant Date"), except for employees hired after the Seniority Grant Date and before the Effective Date, who shall be treated for purposes of the Initial Grants as being step one employees. Options will vest annually on the anniversary of the Seniority Grant Date.

                                                            STOCK OPTION VESTING SCHEDULE
                               ------------------------------------------------------------------------------------------
                               (DATE OF
                               RATIFICATION)
                                                                             DECEMBER 1,
                                              ---------------------------------------------------------------------------
STEP LEVEL AS
OF SENIORITY        TOTAL        SEPT. 10,
GRANT DATE          GRANT          1998       1998     1999     2000    2001     2002     2003     2004     2005     2006
----------          -----      -----------    ----     ----     ----    ----     ----     ----     ----     ----     ----
        1            6749           453        503      552      601     650      699      748      798      848      897

        2            7242           503        552      601      650     699      748      798      848      897      946

        3            7686           552        602      649      699     749      798      847      897      947      946

        4            8081           602        649      699      749     798      847      897      947      946      947

        5            8426           650        699      749      798     847      897      947      946      947      946

        6            8721           699        749      798      847     897      947      946      946      946      946

        7            8969           749        798      847      897     947      946      947      946      946      946

        8            9165           798        848      897      946     946      946      946      946      946      946

        9            9314           848        897      947      946     946      946      946      946      946      946

       10            9413           897        947      946      947     946      946      946      946      946      946

       11            9465           947        946      947      946     947      946      947      946      947      946

12 & Thereafter      9465           947        946      947      946     947      946      947      946      947      946

SUBSEQUENT GRANTS

         On December 1 of each year, commencing December 1, 1998 through December 1, 2008 (unless the Plan terminates at an earlier date according to the terms thereof), options will be granted to persons employed as dispatchers by the Company who have completed probation during the previous 12 months. Options will vest annually on the anniversary of the Grant Date, as follows:



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EXHIBIT A TO 1998 SAEA NON-QUALIFIED
STOCK OPTION PLAN                                                         PAGE 1

Grant
Date                                                STOCK OPTION VESTING SCHEDULE*
-------         ---------------------------------------------------------------------------------------------------
                Grant                                                                                         Total
Dec. 1,         Date     Year 2   Year 3   Year 4    Year 5    Year 6   Year 7    Year 8   Year 9    Year 10  Grant
-------         -----    ------   ------   ------    ------    ------   ------    ------   ------    -------  -----
1998             453      503       552      601       649      699       748      798       847       897    6,747

1999             453      503       552      601       649      699       748      798       847         0    5,850

2000             453      503       552      601       649      699       748      798         0         0    5,003

2001             453      503       552      601       649      699       748        0         0         0    4,205

2002             453      503       552      601       649      699         0        0         0         0    3,457

2003             453      503       552      601       649        0         0        0         0         0    2,758

2004             453      503       552      601         0        0         0        0         0         0    2,109

2005             453      503       552        0         0        0         0        0         0         0    1,508

2006             453      503         0        0         0        0         0        0         0         0      956

2007             453        0         0        0         0        0         0        0         0         0      453

2008             453        0         0        0         0        0         0        0         0         0      453

*Year 2 is the first anniversary of the Grant Date, Year 3 is the second anniversary of the Grant Date, and so on.

All numbers in this Exhibit have been adjusted to reflect the 3-for-2 stock split effective August 20, 1998.

VESTING REQUIREMENTS

         Options will vest on the applicable vesting date under the following circumstances, and no other:

         (a) For Optionees who are employees of the Company on paid status as of the applicable vesting date; and

         (b) For Optionees who are employees of the Company on unpaid status as of the applicable vesting date (e.g., medical leave, military leave, maternity leave etc.) who accrue hours of service during the calendar year in which the vesting date occurs sufficient to qualify for a profit sharing contribution under the Company's Profit Sharing Plan for such calendar year. By way of example, if an Optionee is on unpaid medical leave on December 1, 1999, but during calendar year 1999 accrues sufficient hours of service to qualify for a profit sharing contribution for 1999, such Optionee's options will vest on December 1, 1999 as if that Optionee had been on paid status as of December 1, 1999.



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EXHIBIT A TO 1998 SAEA NON-QUALIFIED
STOCK OPTION PLAN                                                         PAGE 2